Exhibit 99.1

PRESS RELEASE

CONTACT:

Marilynn Meek	Frederick C. Herbst
ZAIS Financial Corp.	Sutherland Asset Management Corp.
Financial Relations Board	Chief Financial Officer
212-827-3773	212-257-4600

ZAIS FINANCIAL CORP. AND SUTHERLAND ASSET MANAGEMENT CORP. ANNOUNCE FINAL EXCHANGE RATIO FOR THEIR MERGER

September 12, 2016 – ZAIS Financial Corp. (NYSE: ZFC) (“ZFC” or the “Company”) and Sutherland Asset Management Corporation, a privately held commercial mortgage REIT (“SAM”), today announced that they have determined the final exchange ratio in accordance with the terms of the previously announced merger agreement, dated as of April 6, 2016 (as amended, the “Merger Agreement”), pursuant to which the Company will combine with SAM. If the merger and the other transactions contemplated by the Merger Agreement are completed, SAM common stockholders will receive 0.8356 newly issued shares of the combined company common stock for each share of SAM common stock held immediately prior to the effective time of the merger, and holders of operating partnership units of SAM will receive 0.8356 operating partnership units in the surviving partnership for each limited partnership interest held immediately prior to the effective time of the merger. The value of any fractional interests of combined company common stock to which a SAM common stockholder would otherwise be entitled will be paid in cash in an amount equal to such fraction multiplied by the per share closing price on the NYSE of Company common stock on the date immediately preceding the date on which the effective time of the merger occurs.

The number of shares of common stock of the combined company (and number of units in the surviving partnership) was determined based on an exchange ratio determined by dividing the SAM Adjusted Book Value per share by the ZFC Adjusted Book Value per share as of July 31, 2016 (the “determination date”), rounded to the nearest one ten-thousandth of a share. Under the Merger Agreement, Adjusted Book Value per share equals total consolidated stockholders’ equity divided by each respective company’s common stock and operating partnership units issued and outstanding, as modified for transaction expenses and after giving pro-forma effect to any dividends or other distributions. Pursuant to the terms of the merger agreement, a $15 million reduction was also applied to ZFC’s book value to derive its Adjusted Book Value. The calculation is shown in more detail below.

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	July 31, 2016
(in thousands except share, partnership unit and per share amounts)	ZAIS Financial	SAM
Total consolidated stockholder’s equity	$168,573	$491,007
Adjustments(1)	$(21,605)	$(25,891)
Adjusted book value	$146,968	$465,116
Shares of common stock	8,836,902	30,960,370
Operating partnership units	60,898	2,738,948
Total fully diluted shares	8,897,800	33,699,318
Adjusted book value per share	$16.52	$13.80

(1)	Reflects, (a) for ZFC, deduction of the agreed $15,000 adjustment on account of the goodwill and the value of certain intangible assets on the balance sheet of ZFC with respect to ZFC’s GMFS mortgage origination subsidiary, $1,757 of estimated transaction expenses, $1,289 of mortgage loans held for investment adjustment to par, and $3,559 of declared or anticipated dividends and (b) for SAM, the redemption of its outstanding 12.5% Series A cumulative preferred stock for $125, $2,850 of estimated transaction expenses and $22,916 of declared or anticipated dividends.

Exchange Ratio

$13.80 / $16.52 = 0.8356

The final exchange ratio is lower than the pro forma 0.8567 exchange ratio that was set out for illustrative purposes (using June 30, 2016 balance sheet data for each of the parties) in the joint proxy statement/prospectus, dated August 26, 2016, that was filed by ZFC with the Securities and Exchange Commission and previously distributed to the parties’ respective stockholders.

Following the transactions described in the Merger Agreement, ZFC stockholders will continue to be stockholders of the surviving corporation. Based on the number of shares of SAM common stock and operating partnership units outstanding on July 18, 2016, the record date for the ZFC special meeting of stockholders, and the 0.8356 exchange ratio described above, approximately 25.9 million shares of ZFC common stock will be issued in connection with the mergers. Further, based on these assumptions, after giving effect to the mergers, continuing ZFC common stockholders will own between approximately 14% and 24% of the diluted common equity of the combined company, and former SAM stockholders will own between approximately 86% and 76% of the diluted common equity of the combined company, depending on whether the tender offer (described below) to be made to current ZFC common stockholders as contemplated by the Merger Agreement is fully subscribed.

As described in the joint proxy statement/prospectus filed by ZFC with the Securities and Exchange Commission, if the required stockholder approvals are obtained from the ZFC and SAM stockholders, following the special meetings and prior to the closing of the mergers, ZFC will commence a tender offer to purchase a number of outstanding shares of ZFC common stock having an aggregate value of up to $64.3 million. The tender offer will be made at a price that will be not less than $15.36 per share, which is equal to 95% of a further adjusted per share value, which is calculated by reducing ZFC’s Adjusted Book Value by ZFC’s pro-rata share of (i) the $8,000,000 contractual termination payment to its managing advisor, (ii) $4,064,000 related to the remaining recorded value of intangible assets relating to GMFS, and (iii) up to $750,000 of litigation-related expenses and reserves of the parties, which the parties have agreed will be the maximum amount of litigation-related expenses and reserves that will be included in this computation, as shown below.

(in thousands except share and per share amounts)
ZFC Adjusted Book Value (as of July 31, 2016)	$146,968
Pro-rata share of termination payment	(1,921)
Pro-rata share of adjustment related to intangible assets	(976)
Pro-rata share of maximum includible litigation-related expenses and reserves of both parties	(180)
Further Adjusted Book Value of ZFC	143,891
Total fully diluted shares	8,897,800
Further Adjusted Book Value per Share of ZFC	$16.17
Minimum Per Share Tender Offer Price (95% of Further Adjusted Book Value per Share of ZFC)	$15.36

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If ZFC’s pro-rata share of the actual litigation-related expenses and reserves of the parties is less than the maximum amount shown above, the final tender offer price may be higher than $15.36, but in no event will the tender offer price be lower than $15.36 per share.

A special meeting of stockholders of ZFC will be held on September 27, 2016 at 10:00 a.m., Eastern Time, at Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701, at which the ZFC stockholders will be asked to approve the issuance of shares of ZFC common stock to Sutherland stockholders pursuant to the Merger Agreement.

A special meeting of stockholders of SAM will be held on September 27, 2016 at 10:00 a.m., Eastern Time, at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019, at which the SAM stockholders will be asked to approve the merger and the other transactions contemplated by the Merger Agreement.

The merger agreement has been approved by both companies’ Boards of Directors. The completion of the mergers is subject to the satisfaction of certain customary conditions, including approval of the stockholders of both ZFC and SAM. The Company expects the transaction to close in the fourth quarter of 2016.

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust (“REIT”) which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

ABOUT SUTHERLAND ASSET MANAGEMENT

SAM is a privately held REIT that originates, acquires, finances, services and manages small balance commercial (“SBC”) loans, Small Balance Administration (“SBA”) loans, and mortgage backed securities (“MBS”) collateralized primarily by SBC loans, or other real estate-related investments. SAM is externally managed and advised by Waterfall Asset Management LLC.

Additional Information about the Merger

In connection with the proposed merger, the Company has filed a registration statement on Form S-4 (File No. 333-211251) with the Securities and Exchange Commission (the “SEC”) that includes a definitive joint proxy statement/prospectus, which has been mailed or otherwise disseminated to shareholders of the Company and SAM, and will file other relevant documents concerning the merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SAM AND THE MERGER.

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Investors and stockholders of the Company and SAM may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.zaisfinancial.com. The Company’s stockholders may also contact ZAIS Investor Services for additional information by calling 212-827-3773 or emailing mmeek@mww.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, SAM and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and SAM’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2016, as amended by its Form 10-K/A filed on April 29, 2016. Information regarding SAM’s directors and executive officers can be found in the Company’s registration statement on Form S-4 and amendments thereto filed with the SEC. Additional information regarding the interests of such potential participants is included in the definitive joint proxy statement/prospectus and may be included in other relevant documents filed with the SEC in connection with the merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or SAM, as applicable, using the sources indicated above.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on ZFC and SAM’s operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan production; the Company’s ability to retain key managers of GMFS or the Company’s external advisor; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of ZFC or SAM; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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